Exhibit 99.1

NEWS RELEASE

For more information contact:
David Pasquale
Global IR Partners
914-337-8801
lscc@globalirpartners.com

LATTICE SEMICONDUCTOR REPORTS SECOND QUARTER OF 2018 RESULTS

Second Quarter 2018 Highlights:

•	Company continues to execute on business strategy; delivers improved results with revenue at $102.7 million

•	Gross Margin of 48.9% on a GAAP basis and 57.2% on a non-GAAP basis

•	Gross Margin on a GAAP basis adversely impacted by impairment charges related to discontinuation of non-core millimeter wave business

•	Net Loss of $0.16 per share on a GAAP basis and Net Income of $0.10 per share on a Non-GAAP Basis
* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."
PORTLAND, OR - July 26, 2018 - Lattice Semiconductor Corporation (NASDAQ: LSCC), a leading provider of customizable smart connectivity solutions, announced financial results today for the fiscal second quarter ended June 30, 2018.
Selected Q2 2018 Financial Results and Comparisons (in thousands, except per share data)

	GAAP — Three Months Ended			Non-GAAP — Three Months Ended
	June 30, 2018	March 31, 2018	July 1, 2017 †	June 30, 2018	March 31, 2018	July 1, 2017 †
Revenue	$102,715	$98,623	$94,137	$102,715	$98,623	$94,137
Gross Margin %	48.9%	57.3%	54.4%	57.2%	57.6%	54.6%
Operating Expense	$63,812	$57,316	$59,938	$39,945	$45,421	$46,009
Net (Loss) Income	$(20,223)	$(5,952)	$(13,022)	$12,375	$6,118	$124
Net (Loss) Income per share, basic and diluted	$(0.16)	$(0.05)	$(0.11)	$0.10	$0.05	$—
†Results for periods in 2017 presented in accordance with ASC 605, which was in effect during that fiscal year.

Glen Hawk, Interim Chief Executive Officer, said, "We exceeded our expectations for the second quarter of 2018.  We are delivering revenue growth and higher profitability on a non-GAAP basis by focusing on our core business and further improving operational efficiencies.  As an example, after pursuing strategic opportunities, we discontinued our non-core millimeter wave business, which was unable to achieve profitability levels necessary to warrant further investment.  We remain committed to increasing shareholder value and are well-positioned for the future as our control, connect and compute solutions are ideally suited for the emerging IoT markets, particularly in the industrial segment."

Max Downing, Chief Financial Officer, added, "The discontinuation of our millimeter wave business resulted in $24 million of primarily non-cash restructuring and impairment charges which impacted GAAP operating expenses and gross margin. Non-GAAP operating expenses for the second quarter were 12% lower, as compared to the first quarter of 2018, at $39.9 million, as we continue to execute improvements to our cost structure. Importantly, this does not yet reflect the expected $13 million annual operating expense reduction from the discontinuation of our millimeter wave business, which will start to benefit us in the third quarter. Our non-GAAP gross margin came in at the high end of our expectations at 57.2% reflecting the acceleration of server related sales and automotive and industrial applications. Another key takeaway from the quarter is that we made a $10 million discretionary payment against our corporate debt and continue to maintain a healthy balance of $106 million in cash and short-term investments."

Business Outlook - Third Quarter of 2018:

•	Revenue for the third quarter of 2018 is expected to be between approximately $100 million and $103 million.

•	Gross margin percentage for the third quarter of 2018 is expected to be approximately 57% plus or minus 2% on both a GAAP and non-GAAP basis.

•
Total operating expenses for the third quarter of 2018 are expected to be between approximately $44 million and $47 million on a GAAP basis and between approximately $39 million and $41 million on a non-GAAP basis.  Both GAAP and non-GAAP operating expenses will reflect the initial benefits of the millimeter wave discontinuance.  These savings are expected to be offset primarily by $1.5 million in mask and associated project costs related to new product advancements.

* For a reconciliation of GAAP to non-GAAP business outlook, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

Investor Conference Call / Webcast Details:
Lattice Semiconductor will review the Company's financial results for the fiscal second quarter of 2018 and business outlook for the third quarter of 2018 on Thursday, July 26 at 5:00 p.m. Eastern Time. The conference call-in number is 1-888-684-5603 or 1-918-398-4852 with conference identification number 6199158. An accompanying presentation and live webcast of the conference call will also be available on Lattice's website at www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.
A replay of the call will be available approximately two hours after the conclusion of the live call through 11:59 p.m. Eastern Time on August 2, 2018, by telephone at 1-404-537-3406. To access the replay, use conference identification number 6199158. A webcast replay will also be available on the investor relations section of www.latticesemi.com.

Forward-Looking Statements Notice:
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: the expected $13 million annual operating expense reduction from the discontinuation of our millimeter wave business will start to benefit us in the third quarter; and the statements under the heading “Business Outlook - Third Quarter of 2018.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology; and our expectation that we will remain focused on maximizing the leverage of our operating model and reduce our outstanding debt balance. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.
Estimates of future revenue are inherently uncertain due to such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our Mature, Mainstream and New products, and in particular our iCE40™ and MachXO3L™ devices, the ability to supply products to customers in a timely manner, changes in our distribution relationships, or the volatility of our consumer business. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of compensation charges due to stock price changes. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges could adversely affect our profitability.
In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 30, 2017, and Lattice’s quarterly reports filed on Form 10-Q.
You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:
Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation, restructuring charges, acquisition-related charges, amortization of acquired intangible assets, impairment of intangible assets, inventory written off from the discontinuation of the Company's millimeter wave business, and the estimated tax effect of these items. These charges and adjustments may be nonrecurring in nature but are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.
The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data when making their investment decisions.
In addition, the Company uses Adjusted EBITDA in calculating the annual excess cash flow debt payment. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:
Lattice Semiconductor (NASDAQ: LSCC) is a leader in smart connectivity solutions at the network edge, where the “things” of IoT live. Our low power FPGA, and video ASSP products deliver edge intelligence, edge connectivity, and control solutions to the consumer, communications, industrial, compute, and automotive markets. Our unwavering commitment to our global customers enables them to accelerate their innovation, creating an even better and more connected world.
For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.
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Lattice Semiconductor Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Revenue	$102,715	$98,623	$94,137	$201,338	$198,724
Costs and expenses:
Cost of sales	52,467	42,102	42,928	94,569	86,683
Research and development	21,081	22,941	26,820	44,022	54,209
Selling, general, and administrative	21,068	27,043	21,938	48,111	45,843
Amortization of acquired intangible assets	4,523	5,636	8,737	10,159	17,251
Restructuring	4,376	1,029	1,576	5,405	1,642
Acquisition related charges	864	667	867	1,531	2,527
Impairment of acquired intangible assets	11,900	—	—	11,900	—
	116,279	99,418	102,866	215,697	208,155
Loss from operations	(13,564)	(795)	(8,729)	(14,359)	(9,431)
Interest, net	(4,968)	(5,114)	(4,656)	(10,082)	(10,224)
Other (expense) income, net	(348)	554	410	206	(77)
Loss before income taxes	(18,880)	(5,355)	(12,975)	(24,235)	(19,732)
Income tax expense	1,343	597	47	1,940	565
Net loss	$(20,223)	$(5,952)	$(13,022)	$(26,175)	$(20,297)

Net loss per share, basic and diluted	$(0.16)	$(0.05)	$(0.11)	$(0.21)	$(0.17)

Shares used in per share calculations, basic and diluted	124,843	124,076	122,390	124,460	122,095

Lattice Semiconductor Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2018	December 30, 2017
Assets
Current assets:
Cash, cash equivalents and short-term marketable securities	$105,785	$111,797
Accounts receivable, net	76,566	55,104
Inventories	65,586	79,903
Other current assets	21,729	16,567
Total current assets	269,666	263,371

Property and equipment, net	36,418	40,423
Intangible assets, net	29,189	51,308
Goodwill	267,514	267,514
Deferred income taxes	192	198
Other long-term assets	20,225	13,147
	$623,204	$635,961

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$62,200	$64,821
Current portion of long-term debt	24,526	1,508
Deferred income and allowances on sales to distributors and deferred license revenue	—	17,318
Total current liabilities	86,726	83,647

Long-term debt	265,699	299,667
Other long-term liabilities	40,159	34,954
Total liabilities	392,584	418,268

Stockholders' equity	230,620	217,693
	$623,204	$635,961

Lattice Semiconductor Corporation
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30, 2018	July 1, 2017
Cash flows from operating activities:
Net loss	$(26,175)	$(20,297)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,425	30,497
Impairment of acquired intangible assets	11,900	—
Amortization of debt issuance costs and discount	1,058	1,354
(Gain) loss on sale or maturity of marketable securities	(1)	200
Gain on forward contracts	(36)	(26)
Stock-based compensation expense	7,200	6,772
Gain on disposal of fixed assets	(93)	(61)
Gain on sale of assets and business units	—	(300)
Impairment of cost-method investment	—	493
Changes in assets and liabilities:
Accounts receivable, net	(19,654)	12,846
Inventories	14,687	689
Prepaid expenses and other assets	(7,891)	2,822
Accounts payable and accrued expenses (includes restructuring)	7,095	(13,554)
Accrued payroll obligations	(1,716)	(1,894)
Income taxes payable	851	(355)
Deferred income and allowances on sales to distributors	—	(7,342)
Deferred licensing and services revenue	(68)	(330)
Net cash provided by operating activities	9,582	11,514
Cash flows from investing activities:
Proceeds from sales of and maturities of short-term marketable securities	2,500	7,200
Purchases of marketable securities	(9,603)	(7,420)
Capital expenditures	(4,105)	(7,035)
Proceeds from sale of assets and business unit, net of cash sold	—	300
Short-term loan to cost-method investee	—	(1,000)
Cash paid for software licenses	(3,981)	(4,149)
Net cash used in investing activities	(15,189)	(12,104)
Cash flows from financing activities:
Restricted stock unit withholdings	(1,369)	(1,748)
Proceeds from issuance of common stock	6,409	2,931
Repayment of debt	(12,009)	(33,679)
Net cash used in financing activities	(6,969)	(32,496)
Effect of exchange rate change on cash	(540)	950
Net decrease in cash and cash equivalents	(13,116)	(32,136)
Beginning cash and cash equivalents	106,815	106,552
Ending cash and cash equivalents	$93,699	$74,416

Supplemental cash flow information:
Change in unrealized (gain) loss related to marketable securities, net of tax, included in Accumulated other comprehensive loss	$(2)	$71
Income taxes paid, net of refunds	$2,057	$976
Interest paid	$9,177	$12,094
Accrued purchases of plant and equipment	$354	$2,216

Lattice Semiconductor Corporation
- Supplemental Historical Financial Information -
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Operations and Cash Flow Information
Percent of Revenue
Gross Margin	48.9%	57.3%	54.4%	53.0%	56.4%
R&D Expense	20.5%	23.3%	28.5%	21.9%	27.3%
SG&A Expense	20.5%	27.4%	23.3%	23.9%	23.1%
Depreciation and amortization (in thousands)	10,069	12,356	15,201	22,425	30,497
Stock-based compensation expense (in thousands)	2,400	4,800	2,929	7,200	6,772
Restructuring and severance related charges (in thousands)	4,376	1,029	1,576	5,405	1,642
Net cash provided by operating activities (thousands)	7,124	2,458	3,849	9,582	11,514
Capital expenditures (in thousands)	2,301	1,804	3,661	4,105	7,035
Repayment of debt (in thousands)	11,134	875	22,899	12,009	33,679
Interest paid (in thousands)	4,757	4,420	7,069	9,177	12,094
Taxes paid (cash, in thousands)	2,017	40	754	2,057	976

Balance Sheet Information
Current Ratio	3.1	4.2	2.3
A/R Days Revenue Outstanding	68	61	84
Inventory Months	3.8	5.6	5.5

Revenue% (by Geography)
Asia	76%	73%	69%	74%	70%
Europe (incl. Africa)	12%	12%	11%	12%	11%
Americas	12%	15%	20%	14%	19%

Revenue% (by End Market)
Communications and Computing	29%	28%	29%	29%	29%
Mobile and Consumer	24%	27%	27%	25%	29%
Industrial and Automotive	43%	41%	32%	42%	30%
Licensing and Services	4%	4%	12%	4%	12%

Revenue% (by Channel) *
Distribution	86%	87%	76%	87%	73%
Direct	14%	13%	24%	13%	27%

*	During the first quarter of 2018, we updated our channel categories to group all forms of distribution into a single channel. Prior periods have been reclassified to match current period presentation.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Gross Margin Reconciliation
GAAP Gross margin	$50,248	$56,521	$51,209	$106,769	$112,041
Inventory write-off related to restructured operations	8,277	—	—	8,277	—
Stock-based compensation - gross margin	196	237	180	433	408
Non-GAAP Gross margin	$58,721	$56,758	$51,389	$115,479	$112,449

Gross Margin % Reconciliation
GAAP Gross margin %	48.9%	57.3%	54.4%	53.0%	56.4%
Cumulative effect of non-GAAP Gross Margin adjustments	8.3%	0.3%	0.2%	4.4%	0.2%
Non-GAAP Gross margin %	57.2%	57.6%	54.6%	57.4%	56.6%

Operating Expenses Reconciliation
GAAP Operating expenses	$63,812	$57,316	$59,938	$121,128	$121,472
Amortization of acquired intangible assets	(4,523)	(5,636)	(8,737)	(10,159)	(17,251)
Restructuring charges	(4,376)	(1,029)	(1,576)	(5,405)	(1,642)
Acquisition related charges (1)	(864)	(667)	(867)	(1,531)	(2,527)
Impairment of acquired intangible assets	(11,900)	—	—	(11,900)	—
Stock-based compensation - operations	(2,204)	(4,563)	(2,749)	(6,767)	(6,364)
Non-GAAP Operating expenses	$39,945	$45,421	$46,009	$85,366	$93,688

(Loss) Income from Operations Reconciliation
GAAP Loss from operations	$(13,564)	$(795)	$(8,729)	$(14,359)	$(9,431)
Inventory write-off related to restructured operations	8,277	—	—	8,277	—
Stock-based compensation - gross margin	196	237	180	433	408
Amortization of acquired intangible assets	4,523	5,636	8,737	10,159	17,251
Restructuring charges	4,376	1,029	1,576	5,405	1,642
Acquisition related charges (1)	864	667	867	1,531	2,527
Impairment of acquired intangible assets	11,900	—	—	11,900	—
Stock-based compensation - operations	2,204	4,563	2,749	6,767	6,364
Non-GAAP Income from operations	$18,776	$11,337	$5,380	$30,113	$18,761

(Loss) Income from Operations % Reconciliation
GAAP Loss from operations %	(13.2)%	(0.8)%	(9.3)%	(7.1)%	(4.7)%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	31.5%	12.3%	15.0%	22.1%	14.1%
Non-GAAP Income from operations %	18.3%	11.5%	5.7%	15.0%	9.4%

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Income Tax Expense Reconciliation
GAAP Income tax expense	$1,343	$597	$47	$1,940	$565
Estimated tax effect of non-GAAP adjustments (2)	(258)	62	663	(196)	360
Non-GAAP Income tax expense	$1,085	$659	$710	$1,744	$925

Net (Loss) Income Reconciliation
GAAP Net loss	$(20,223)	$(5,952)	$(13,022)	$(26,175)	$(20,297)
Inventory write-off related to restructured operations	8,277	—	—	8,277	—
Stock-based compensation - gross margin	196	237	180	433	408
Amortization of acquired intangible assets	4,523	5,636	8,737	10,159	17,251
Restructuring charges	4,376	1,029	1,576	5,405	1,642
Acquisition related charges (1)	864	667	867	1,531	2,527
Impairment of acquired intangible assets	11,900	—	—	11,900	—
Stock-based compensation - operations	2,204	4,563	2,749	6,767	6,364
Gain on sale of business unit	—	—	(300)	—	(300)
Estimated tax effect of non-GAAP adjustments (2)	258	(62)	(663)	196	(360)
Non-GAAP Net income	$12,375	$6,118	$124	$18,493	$7,235

Net (Loss) Income Per Share Reconciliation
GAAP Net loss per share - basic and diluted	$(0.16)	$(0.05)	$(0.11)	$(0.21)	$(0.17)
Cumulative effect of Non-GAAP adjustments	0.26	0.10	0.11	0.36	0.23
Non-GAAP Net income per share - basic and diluted	$0.10	$0.05	$—	$0.15	$0.06

Shares used in per share calculations:
Basic	124,843	124,076	122,390	124,460	122,095
Diluted - GAAP (3)	124,843	124,076	122,390	124,460	122,095
Diluted - Non-GAAP (3)	125,620	125,144	124,527	125,432	124,276

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.
(2) We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”
(3) Diluted shares are calculated using the GAAP treasury stock method. In a loss position, diluted shares equal basic shares.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 29, 2018

Business Outlook - Third Quarter 2018	Low	Midpoint	High

GAAP Operating expenses	$44,000	$45,500	$47,000
Cumulative effect of Non-GAAP Operating expense adjustments (4)	(5,000)	(5,500)	(6,000)
Non-GAAP Operating expenses	$39,000	$40,000	$41,000

(4) Includes estimated Amortization of acquired intangible assets and Stock-based compensation included in Operating Expenses